UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2005

PETROHAWK ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-25717	86-0876964

(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

1100 Louisiana, Suite 4400
Houston, Texas		77002

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 8.01 Other Events.

On April 18, 2005, Petrohawk Energy Corporation (the “Company”) issued a press release (the “Press Release”) providing an operational update detailing the Company’s drilling results during the first quarter of 2005. The Press Release is included herein as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

All statements, other than statements of historical fact, included in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions include, without limitation, 1) the possibility that the companies may be unable to obtain stockholder or other approvals required for the acquisition; 2) the possibility that problems may arise in successfully integrating the businesses of the two companies; 3) the possibility that the acquisition may involve unexpected costs; 4) the possibility that the combined company may be unable to achieve cost-cutting objectives; 5) the possibility that the businesses may suffer as a result of uncertainty surrounding the acquisition; 6) the possibility of future regulatory or legislative actions; 7) the volatility in prices for oil and gas; 8) the presence or recoverability of estimated reserves; 9) the ability to replace reserves; 10) environmental risks; 11) drilling and operating risks; 12) exploration and development risks; 13) competition; 14) the ability of management to execute its plans to meet its goals and other risks that are described in SEC reports filed by Petrohawk. Petrohawk assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release issued on April 18, 2005 by Petrohawk Energy Corporation

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROHAWK ENERGY CORPORATION
Date: April 18, 2005	By:	/s/ SHANE M. BAYLESS
Shane M. Bayless
Vice President — Chief Financial Officer and Treasurer

2

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued on April 18, 2005 by Petrohawk Energy Corporation

3